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                                 1997-2002 Grant
                             PERFORMANCE ACCELERATED
                        RESTRICTED STOCK AWARD AGREEMENT
                           (Performance-Based Vesting)

         Agreement made as of the ___ day of ______________, by and between McDonnell Douglas Corporation (hereinafter called the "Company") and [Employee Name], (hereinafter called the "Employee").

                                     RECITAL

The Employee is employed by the Company as [Employee Title] The Company desires to provide equity ownership opportunities and performance-based incentives to better match the interests of officers and key employees with those of shareholders. The Employee desires to receive incentive compensation, the vesting of which will be contingent upon the Company's achievement of certain financial goals. Accordingly, the Company has agreed to grant certain of its common shares of the Company to the Employee subject, however, to certain restrictions.

In consideration of the mutual promises herein contained, the Company and Employee agree as follows:

1. Agreement Subject to Plan. The Restricted Shares have been granted under the McDonnell Douglas Corporation 1994 Performance and Equity Incentive Plan (the "Plan"), a copy of which has been given to Employee and is incorporated herein by this reference. This Agreement including the grant of Restricted Shares hereunder is subject to the terms, conditions and provisions of the Plan. Unless otherwise indicated, capitalized terms in this Agreement shall have the same meaning ascribed to such terms in the Plan.

2. Grant of Shares Subject to Restriction and Forfeiture. The Company hereby grants to Employee [____] Shares (the "Restricted Shares") subject to the restrictions and conditions contained herein and in the Plan (collectively, the "Conditions"). Notwithstanding any other provision of this Agreement, if the Committee determines that at any time prior to the date the restrictions lapse in accordance with Section 5 hereof, either before or after termination of employment, Employee has acted in a manner contrary to the best interests of Company or any Affiliate, Employee shall forfeit all Restricted Shares for which such restrictions have not lapsed. As a condition precedent to the effectiveness of this Agreement, Employee shall execute appropriate blank stock powers with respect to the Restricted Shares and deliver such stock powers to the administrator of the Plan (the "Plan Administrator"). Within one month after the date the Plan Administrator receives such stock powers, stock certificates for the Restricted Shares shall be issued (with an appropriate legend referring to

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     the restrictions  included in the Conditions) and deposited,  together with the stock powers with the Plan Administrator.  The Plan Administrator shall
     issue  to  the  Employee  a  receipt   evidencing  any  stock  certificates
     representing the Restricted Shares registered in the Employee's name and held by the Plan Administrator. The Employee shall be entitled to delivery of such stock certificate(s) upon satisfaction of the Conditions and only in accordance with Section 6 hereof. Employee agrees that the Conditions shall apply to the Restricted Shares and any shares or other securities which Employee may receive or be entitled to receive as a result of the ownership of the Restricted Shares whether the same are issued as a result
     of  a  stock  split,   stock  dividend,   spin-off,   split-up,   spin-out,
     recapitalization, merger, consolidation, reorganization, combination or exchange of shares, or any other similar transaction, or as a result of the merger or consolidation of the Company, or sale of assets of the Company, or similar transaction.

3. Restrictions to Transfer. Employee hereby agrees that unless and until the Conditions are satisfied or terminated as provided in Section 5 herein, Employee will not sell, assign, transfer, pledge, encumber or otherwise dispose of any of the Restricted Shares (each a "Transfer") without the prior written consent of the Committee, and any such Transfer without such consent shall be null and void ab initio.

4. Shareholder Rights. Except for the Conditions, the Employee shall have all rights and privileges of a stockholder of the Company as to his or her Restricted Shares, including the right to receive any dividends declared with respect to such Restricted Shares and to exercise voting rights.

5. Lapse of Restrictions and Forfeiture of Shares. Restrictions shall be satisfied and lapse and the Restricted Shares shall be subject to forfeiture during a six-year performance period (the "Performance Period") as follows:

     (a) Initial Performance Period. The Initial Performance Period shall be the three Fiscal Year period beginning with the Fiscal Year in which this Agreement is executed. Restrictions shall be satisfied and lapse after the Initial Performance Period in accordance with the following schedule:

                    RONA
         (as defined in Section 5(c))            Percentage of Restricted Shares
       during Initial Performance Period           upon which restrictions lapse
      -----------------------------------       --------------------------------

                   30.00% or less                              0.00%
                   31.00%                                     20.00%
                   32.00%                                     40.00%
                   33.00%                                     60.00%
                   34.00%                                     80.00%
                   35.00% or more                            100.00%


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     (b)  Second Performance  Period. The Second Performance Period shall be the three Fiscal Year period immediately following the Initial Performance
          Period.   Restricted  Shares  shall  be  forfeited  after  the  Second
          Performance Period in accordance with the following schedule:


                     RONA                            Forfeiture Percentage of
          (as defined in Section 5(c))              Restricted Shares initially
          during Second Performance Period                 granted hereunder
          -----------------------------------      -----------------------------

                    25.00% or less                            100.00%
                    26.00%                                     90.00%
                    27.00%                                     80.00%
                    28.00%                                     70.00%
                    29.00%                                     60.00%
                    30.00%                                     50.00%
                    31.00%                                     40.00%
                    32.00%                                     30.00%
                    33.00%                                     20.00%
                    34.00%                                     10.00%
                    35.00% or more                              0.00%

          In no event, however, shall the number of Restricted Shares forfeited after the Second Performance Period exceed the total number of Restricted Shares initially granted hereunder less the number of Restricted Shares upon which restrictions lapsed after the Initial Performance Period in accordance with Section 5(a) of this Agreement. Restrictions shall lapse on all Restricted Shares not so forfeited.

     (c) Calculations. Calculations for vesting and forfeiture of Restricted Shares between specified percentages shall be determined by linear interpolation. Each of the calculations referred to in this Section 5 shall be rounded to the one-hundredth of one percent (0.01%) or to the nearest whole share, as appropriate. RONA shall be calculated by dividing earnings before interest and taxes by average net assets, in each such case adjusted for unusual accounting and operational items (such as the adoption of a new accounting standard, changes in accounting, deferred production credits, and unusual or extraordinary settlements of program claims, specifications and issues).


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     (d)  Performance-Based  Restrictions. The award of the Restricted Shares is intended to provide a performance-based incentive. Notwithstanding any other provision of the Plan or this Agreement, the Committee does not have the discretion to waive any of the performance-based restrictions contained in this Agreement, and it may not accelerate the lapse of restrictions other than in accordance with this Section or, in the event Employee dies prior to the vesting or forfeiture of all Restricted Shares granted hereunder, in accordance with Section 7 of this Agreement; provided, however, that following any transaction consummated pursuant to the Agreement and Plan of Merger which has
          been  entered  into  among  The  Boeing  Company,   West   Acquisition
          Corporation and the Company, dated as of December 14, 1996, the Committee will have the discretion to adjust the performance criteria to other performance or service-based factors if deemed necessary by
          the  Committee  to  more  appropriately   reflect  the  organizational
          structure, characteristics, performance, and other attributes of the merged company. In the event of a Change of Control, however, the lapse of restrictions will be accelerated in accordance with Section 8 hereof.

6. Delivery of Share Certificates. As soon as practicable and in no event more than three months after the end of the Initial Performance Period and the Second Performance Period, the Committee shall calculate annualized RONA and the number of Restricted Shares, if any, for which the restrictions have lapsed or should be forfeited in accordance with Section 5 hereof. The Committee shall promptly thereafter instruct the Plan Administrator to deliver a stock certificate(s) representing the number of shares for which restrictions have lapsed (to the nearest full share and cash for fractional shares, if any), net of any shares withheld pursuant to Section 10, free of the restrictions set forth in Section 3.

7. Termination of Employment. In the event Employee's employment by the Company terminates for any reason prior to the vesting or forfeiture of all Restricted Shares granted hereunder, the total number of Restricted Shares granted hereunder may be reduced, rescinded or left unchanged, at the sole discretion of the Committee. The number of Restricted Shares as and to the extent so adjusted shall then vest or be forfeited in accordance with the provisions of Section 5 hereof, provided, however, if Employee dies prior to the vesting or forfeiture of all Restricted Shares granted under this Agreement, the Committee may, in its sole discretion, accelerate the vesting of the Restricted Shares as and to the extent so adjusted. If such termination occurs after the Initial Performance Period or the Second
     Performance Period has ended but before Shares have been delivered in accordance with Section 6, such event shall not affect calculations, and Shares will be delivered as soon as practical thereafter. In no event, however, shall this Section cause Employee to forfeit Restricted Shares which vested prior to the date of Employee's termination.

8. Effect of Change of Control. In the event of a Change of Control, all restrictions and conditions applicable to the Restricted Shares will be deemed to have been satisfied as of the date the Change of Control occurs; provided, however, that any transaction or proposed transaction pursuant to the Agreement and Plan of Merger which has been entered into among the Boeing Company, West Acquisition Corporation and the Company, dated as of December 14, 1996 shall not be treated as a Change of Control for the purposes of this Agreement.
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9.   Change of Duties. If in its sole discretion the Committee  determines that, subsequent to the date hereof, Employee's job responsibilities have been significantly reduced, the Committee may reduce the number of Restricted Shares granted hereunder.

10. Withholding. At such time as Share certificates are to be delivered to Employee in accordance with Section 6 of this Agreement, the Company shall satisfy the federal, state and local withholding requirements with respect to such distribution. Such withholding can be satisfied at the Company's option either by (i) the Company's withholding of Shares or (ii) by requiring Employee's payment in cash in the required amount prior to delivery of the Shares. Notwithstanding the foregoing, in the event Employee is subject to Section 16 of the Exchange Act at the time of such delivery, the Company shall withhold Shares in an amount equal to the statutory minimum withholding amount.

11.  Designation  of  Beneficiary.  Employee  may  by  written  notice  in  form
     reasonably   acceptable  to  the  Committee   designate  a  beneficiary  in
     accordance with the terms and conditions of the Plan who will receive Shares if and when Restrictions lapse if Employee has died prior to the date(s) restrictions lapse.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and date set forth above.

                                   MCDONNELL DOUGLAS CORPORATION


                                 By:___________________________________________
                                       Yvette S. Whitehead, Plan Administrator



                                    ___________________________________________
                                                  [Employee Name]